EXHIBIT 10.1

EXECUTION VERSION

FIFTH AMENDMENT
TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 7, 2017, is entered into by and among the following parties:

(i)	the Borrowers identified on the signature pages hereto;
(ii)	UHS Receivables Corp., as Collection Agent;
(iii)	UHS of Delaware, Inc., as Servicer;
(iv)	Universal Health Services, Inc., as Performance Guarantor;
(v)	Victory Receivables Corporation (“Victory”), as a Conduit;
(vi)	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Liquidity Bank, LC Participant and Co-Agent for Victory’s Lender Group;
(vii)	SunTrust Bank (“SunTrust”), as Liquidity Bank, LC Participant and Co‑Agent for SunTrust’s Lender Group;
(viii)	Atlantic Asset Securitization LLC (“Atlantic”), as a Conduit;
(ix)	Credit Agricole Corporate and Investment Bank (“CACIB”), as Liquidity Bank, LC Participant and Co-Agent for Atlantic’s Lender Group; and
(x)	PNC Bank, National Association (“PNC”), as Liquidity Bank, LC Participant for PNC’s Lender Group, Co‑Agent for PNC’s Lender Group, LC Bank, and Administrative Agent.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Credit and Security Agreement defined below.

BACKGROUND

1.The parties hereto have entered into that certain Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, supplemented and otherwise modified from time to time, the “Credit and Security Agreement”).

2.Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Amendment Fee Letter”).

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3.The parties hereto desire to amend the Credit and Security Agreement as set forth herein.

4.Prior to the date hereof, (a) UHS of Oklahoma, Inc. changed its name (from “UHS of Oklahoma, Inc.” to “UHS of Oklahoma, LLC”) without complying with requirements of Section 4.2(a) of that certain Receivables Sale Agreement, dated as of August 31, 2007 between UHS of Oklahoma, LLC (formerly UHS of Oklahoma, Inc.) and UHS of Oklahoma Receivables, L.L.C. and (b) Wellington Regional Medical Center, Incorporated changed its name (from “Wellington Regional Medical Center, Incorporated” to “Wellington Regional Medical Center, LLC”) without complying with requirements of Section 4.2(a) of that certain Receivables Sale Agreement, dated as of August 31, 2007 between Wellington Regional Medical Center, LLC (formerly Wellington Regional Medical Center, Incorporated) and Wellington Regional Receivables, L.L.C. (such name changes as described in clauses (a) and (b) above, the “Subject Name Changes).

5.Prior to the date hereof, certain UHS Parties (as defined below) directed Obligors to remit Collections relating to Receivables originated by Valley Health System LLC to account numbered 81883-96670 maintained at Bank of America, N.A., which account was opened without prior notice to the Administrative Agent and was not then listed on an exhibit to such Originator’s Receivables Sale Agreement (the “Subject Deposits”).

6.The occurrence of the Subject Name Changes and the Subject Deposits constitute and/or resulted in certain Amortization Events under the Credit and Security Agreement and certain Termination Events under the relevant Receivables Sale Agreements (such Amortization Events and Termination Events, collectively, but solely to the extent (x) occurring and cured prior to the date hereof and (y) resulting solely from the Subject Name Changes, the Subject Deposits or any failure by UHS of Oklahoma, LLC, Wellington Regional Medical Center, LLC, Valley Health System LLC, the Borrowers or the Servicer to notify the Administrative Agent or any other party hereto of the occurrence thereof prior to the date hereof, the “Subject Events”).

7.The Borrowers, the Servicer, the Collection Agent, the Parent and the Performance Guarantor (collectively, the “UHS Parties”) have requested that the LC Bank, the Administrative Agent, the Conduits, the Liquidity Banks, the Co-Agents, the LC Participants and, each solely in its capacity as buyer under its respective Receivables Sale Agreement, UHS of Oklahoma Receivables, L.L.C., Wellington Regional Receivables, L.L.C. and Valley Health System Receivables, L.L.C. (collectively, the “Waiving Parties”) waive the occurrence of the Subject Events on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to the Credit and Security Agreement.  The Credit and Security Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Exhibit A.

SECTION 2.Waiver; Limitations.

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(a)Limited Waiver.  On the terms and subject to the conditions set forth herein, each of the Waiving Parties hereby waives the occurrence of each of the Subject Events.

(b)General Limitations.  Notwithstanding anything to the contrary herein or in the Transaction Documents, by executing this Agreement, no Waiving Party is now waiving, nor has it agreed to waive in the future (i) the breach of any provision of the Transaction Documents (whether presently or subsequently existing or arising), other than as expressly set forth in clause (a) above, (ii) any Amortization Event under the Credit and Security Agreement or, with respect to UHS of Oklahoma Receivables, L.L.C., Wellington Regional Receivables, L.L.C. and Valley Health System Receivables, L.L.C., any Termination Event under its respective Receivables Sale Agreement (in each case, whether presently or subsequently existing or arising), other than as expressly set forth in clause (a) above or (iii) any rights, powers or remedies presently or subsequently available to any of the Waiving Parties or any other Person against the UHS Parties and/or any other Person under the Credit and Security Agreement, any of the other Transaction Documents, applicable law or otherwise, relating to any matter other than solely to the extent expressly waived herein, each of which rights, powers or remedies is hereby specifically and expressly reserved and continue.

(c)No Waiver of Indemnification, Etc.  Without limiting the generality of the foregoing and for the avoidance of doubt, the Waiving Parties are not hereby waiving or releasing, nor have they agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, any UHS Party or any other Person under any Transaction Document, including without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from any Subject Event or otherwise.

SECTION 3.Representations and Warranties.  Each Borrower, the Collection Agent, the Servicer and the Performance Guarantor hereby represents and warrants to the Lenders, the Co-Agents and the Administrative Agent as follows:

(a)Representations and Warranties.  The representations and warranties made by such Person in the Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part.  This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

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(c)No Amortization Event.  After giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event or Unmatured Amortization Event has occurred and is continuing.

SECTION 4.Effectiveness.  This Amendment shall become effective on the date hereof (the “Effective Date”) upon (a) payment of the “Amendment Fee” (under and as defined in the Amendment Fee Letter) in accordance with the terms of the Amendment Fee Letter and (b) receipt by the Administrative Agent of each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing index attached as Exhibit B hereto, in each case in form and substance acceptable to the Administrative Agent.

SECTION 5.CHOICE OF LAW; CONSENT TO JURISDICTION.

(a)THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b)EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

SECTION 6.Effect of Amendment.  All provisions of the Credit and Security Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Credit and Security Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Credit and Security Agreement shall be deemed to be references to the Credit and Security Agreement as amended by this Amendment. This Amendment shall not be deemed, either

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expressly or impliedly, to waive, amend or supplement any provision of the Credit and Security Agreement other than as set forth herein.

SECTION 7.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.Transaction Document.  This Amendment shall constitute a Transaction Document for all purposes.

SECTION 9.Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Credit and Security Agreement or any provision hereof or thereof.

SECTION 10.Severability.  If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Credit and Security Agreement.

SECTION 11.Ratification.  After giving effect to this Amendment and each of the other agreements, documents and instruments contemplated in connection herewith, the Performance Undertaking, along with each of the provisions thereof, remains in full force and effect and is hereby ratified and reaffirmed by the Performance Guarantor and each of the other parties hereto.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Aiken Regional Receivables, L.L.C.,

District Hospital Partners Receivables, L.L.C.,

Fort Duncan Medical Receivables, L.L.C.,

Lancaster Hospital Receivables, L.L.C.,

Laredo Regional Receivables, L.L.C.,

Manatee Memorial Receivables, L.L.C.,

McAllen Hospitals Receivables, L.L.C.,

Northwest Texas Healthcare Receivables, L.L.C.,

Sparks Family Hospital Receivables, L.L.C.,

Summerlin Hospital Receivables, L.L.C.,

Temecula Valley Hospital Receivables, L.L.C.,

TEXOMA HEALTHCARE SYSTEM RECEIVABLES, L.L.C.,

UHS of Oklahoma Receivables, L.L.C.,

UHS-Corona Receivables, L.L.C.,

Rancho Springs Receivables, L.L.C.,

Valley Health System Receivables, L.L.C. and

Wellington Regional Receivables, L.L.C.,
as Borrowers

By: /s/ Steve Filton_________________________________________

Name:Steve Filton

Title:Vice President

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UHS RECEIVABLES CORP.,
as Collection Agent

By:_/s/ Steve Filton__________________

Name:Steve G. Filton

Title:Vice President

UHS OF DELAWARE, INC.,
as Servicer

By:_/s/ Steve Filton__________________

Name:Steve G. Filton

Title:Vice President

UNIVERSAL HEALTH SERVICES, INC.,
as Performance Guarantor

By:_/s/ Steve Filton__________________

Name:Steve G. Filton

Title:Senior Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH, as Liquidity Bank and
LC Participant for Victory’s Lender Group

By:__/s/ Luna Mills___________________________

Name:Luna Mills

Title:Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as Co-Agent for Victory’s Lender Group

By:__/s/ Luna Mills___________________________

Name:Luna Mills

Title:Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit

By:__/s/ David DeAngelis______________________

Name:David V. DeAngelis

Title:Vice President

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SunTrust Bank,
as Liquidity Bank, LC Participant for
SunTrust’s Lender Group and Co-Agent for
SunTrust’s Lender Group

By:__/s/ Pawan Churiwal_______________________

Name:Pawan Churiwal

Title:Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as LC Participant, Liquidity Bank
and as LC Bank

By:__/s/ Eric Bruno___________________________

Name:Eric Bruno

Title:Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Co-Agent and Administrative Agent

By:__/s/ Eric Bruno____________________________

Name:Eric Bruno

Title:Senior Vice President

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CREDIT AGRICOLE CORPORATE AND

INVESTMENT BANK, as Liquidity Bank, LC

Participant for Atlantic’s Lender Group and

Co-Agent for Atlantic’s Lender Group

By:__/s/ Kostantina Kourmpetis________________

Name:Kostantina Kourmpetis

Title:Managing Director

By:__/s/ Michael Regan_______________________

Name:Michael Regan

Title:Managing Director

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit

By:__/s/ Kostantina Kourmpetis________________

Name:Kostantina Kourmpetis

Title:Managing Director

By:__/s/ Michael Regan_______________________

Name:Michael Regan

Title:Managing Director

Exhibit A

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EXHIBIT A

AMENDMENTS TO THE CREDIT AND SECURITY AGREEMENT

Exhibit A

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Conformed through:

First Amendment dated May 16, 2012

Second Amendment, dated October 25, 2013

Third Amendment, dated August 1, 2014

Fourth Amendment, dated December 22, 2015

Fifth Amendment, dated July 7, 2017

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF OCTOBER 27, 2010

AMONG

AIKEN REGIONAL RECEIVABLES, L.L.C., AUBURN REGIONAL RECEIVABLES, L.L.C., DISTRICT HOSPITAL PARTNERS RECEIVABLES, L.L.C., FORT DUNCAN MEDICAL RECEIVABLES, L.L.C., LANCASTER HOSPITAL RECEIVABLES, L.L.C., LAREDO REGIONAL RECEIVABLES, L.L.C., MANATEE MEMORIAL RECEIVABLES, L.L.C., MCALLEN HOSPITALS RECEIVABLES, L.L.C., NORTHWEST TEXAS HEALTHCARE RECEIVABLES, L.L.C., SPARKS FAMILY HOSPITAL RECEIVABLES, L.L.C., SUMMERLIN HOSPITAL RECEIVABLES, L.L.C., TEMECULA VALLEY HOSPITAL RECEIVABLES, L.L.C., TEXOMA HEALTHCARE SYSTEM RECEIVABLES, L.L.C., UHS OF OKLAHOMA RECEIVABLES, L.L.C., UHS-CORONA RECEIVABLES, L.L.C., RANCHO SPRINGS RECEIVABLES, L.L.C., VALLEY HEALTH SYSTEM RECEIVABLES, L.L.C. AND WELLINGTON REGIONAL RECEIVABLES, L.L.C., AS BORROWERS

UHS RECEIVABLES CORP., AS COLLECTION AGENT, UHS OF DELAWARE, INC., AS SERVICER,

UNIVERSAL HEALTH SERVICES, INC., AS PERFORMANCE GUARANTOR,

THE CONDUITS, LIQUIDITY BANKS, CO-AGENTS AND LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

AND

PNC BANK, NATIONAL ASSOCIATION, AS LC BANK AND ADMINISTRATIVE AGENT

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(aa)

Liquidity Coverage Ratio.   No Borrower ~~(x)  has  issued,  does  issue  or  will  issue~~

~~any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required  to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules  promulgated thereunder, or (y) has issued, does issue or will issue any other debt obligations or equity interests other than debt obligations substantially similar to the obligations of such  Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial  paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions  substantially similar to the transfer restrictions set forth in this Agreement.   Each Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and  liabilities of Parent for purposes of generally accepted accounting principles.~~ has issued any LCR Securities, and each Borrower is a consolidated subsidiary of the Performance Guarantor under GAAP.

(bb)

Sanctions. No Covered Entity is a Sanctioned Person. No Covered Entity, (i) has

any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country  or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

Section 5.2

Lender Representations and Warranties.

Each Liquidity Bank and LC Participant hereby represents and warrants (as to itself) to the Agents, the Lenders and the Loan Parties that:

(a)

Existence and Power. Such Person is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder.

(b)

No Conflict. The execution and delivery by such Person of this Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws or similar governing documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Lien on its assets. This Agreement has been duly authorized, executed and delivered by such Person.

(c)

Governmental Authorization.   No authorization or approval or other action by,

and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Person of this Agreement and the performance of its obligations hereunder.

(d)

Binding Effect.This Agreement constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as

(f)

Termination Date Determination.   No Borrower will designate the Termination

Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent, except with respect to the occurrence of a Termination Date arising pursuant to Section 5.1(f) of the applicable Receivables Sale Agreement.

(g)

Restricted Junior Payments.No Borrower will make any Restricted Junior

Payment if after giving effect thereto, such Borrower’s Net Worth (as defined in the applicable Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the applicable Receivables Sale Agreement).

(h)

Debt. The Collection Agent will not, nor will any Borrower, incur or permit to

exist any Debt or liability on account of deposits except:   (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(i)

Sanctions. No Loan Party will become a Sanctioned Person. No Covered Entity will (i) have any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Advances to fund any operations in, finance any investments or activities in, or, make any  payments to, a Sanctioned Country  or Sanctioned Person in violation of any Anti-Terrorism Law. Each Loan Party shall comply with all Anti-Terrorism Laws. Each Loan Party shall promptly notify the Administrative Agent and each Co-Agent in writing upon the occurrence of a Reportable Compliance Event. No Loan Party has used or will use the proceeds of any Advances to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, in each case, in violation of any Anti-Terrorism Law.

(j)

Liquidity Coverage Ratio.  No Borrower shall issue any LCR Security.

ARTICLE VIII. ADMINISTRATION AND COLLECTION

Section 8.1

Designation of Servicer.

(a)

The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section

8.1.   UHS of Delaware is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence of an Amortization Event, the Administrative Agent may at any time designate as Servicer any Person to succeed UHS of Delaware or any successor Servicer.

(b)

Without the prior written consent of the Agents and the Required Co-Agents,

UHS of Delaware shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person except with respect to certain Defaulted Receivables, with respect to which it may engage outside collection agencies in accordance with its customary practices.

omissionsofsuchBusinessAssociate,itsemployees,officers,directors,agents,or sub-contractors for uses or disclosures in violation of this Section.

(g)

Amendment.Each of the Business Associates and UHS of Delaware agree to amend this Section in such manner as is reasonably necessary to comply with any amendment of (i) HIPAA, HITECH or other applicable law, (ii) the HIPAA Regulations or other applicable regulations, or (iii) any applicable court decision or binding governmental policy. If the parties are unable to agree on an amendment within 30 days of notice from UHS of Delaware to each Business Associate of the requirement to amend this Section, UHS of Delaware and the other Loan Parties may, at the option of UHS of Delaware, terminate this Agreement or cease to provide PHI to any Business Associate with whom UHS of Delaware has been unable so to agree, upon written notice to the Business Associates.

(h)

Survival.This Section and the confidentiality, privacy, security, and other requirements established herein shall survive termination of this Agreement.

(i)

Interpretation.Any ambiguity in this Section shall be resolved in favor of a meaning that permits UHS of Delaware and the other Loan Parties to comply with the HIPAA Regulations and the EDI Rule.

(j)

Several Liability of Business Associates. No Business Associate shall have any liability to UHS of Delaware or any third party of any kind or nature, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, arising from the failure of any other Business Associate to fulfill its obligations under this Section.

Section 14.15

Ratification. After giving effect to this Agreement and each of the other agreements, documents and instruments contemplated in connection herewith, the Performance Undertaking, along with each of the provisions thereof, remains in full force and effect and is hereby ratified and reaffirmed by the Performance Guarantor and each of the other parties hereto.

Section 14.16

Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary  in any  Transaction Document or in any  other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution

Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)

the effects of any Bail-In Action on any such liability, including, if applicable:

(i)

a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

<Signature pages follow>

EXHIBIT I DEFINITIONS

As used in this Agreement, (a) capitalized terms used and not otherwise defined in this Agreement (whether or note included in the list below) shall have the meanings attributed thereto in the Receivables Sale Agreements, and (b) the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution

Ratio for the 12 Calculation Periods then most recently ended.

“Adjusted LC Participation Amount” means, at any time, the LC Participation

Amount less the amount of cash collateral held in the LC Collateral Account at such time.

Agreement.

“Administrative Agent” has the meaning set forth in the preamble to this

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of  the  controlled Person, whether  through ownership of  stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.

“Agents” means the Administrative Agent and the Co-Agents.

“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Lender Group Commitments of all Lender Groups (excluding the Lender Group Commitment of any Defaulting Lender’s Lender Group). As of the date hereof, the Aggregate Commitment is $~~400,000,000.~~440,000,000.

“Aggregate Principal” means, on any date of determination, the aggregate outstanding principal amount of all Loans outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Agreement” means this Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Alternate Base Rate Loan” means a Loan which bears interest at the Alternate

Base Rate or the Default Rate.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (other  than Section 6.2(d)(ii)(B))  are  not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, and (iv) the date which is 10 Business Days after the Administrative Agent’s receipt of written notice from the Collection Agent, on behalf of Borrowers, that Borrowers wish to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, all provisions of law,

statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property.

“Applicable Percentage” means, on any date of determination, the “Applicable Margin for Eurodollar Loans” as set forth in the “Applicable Pricing Grid” (as each of the foregoing terms is defined in the Parent Credit Agreement).

“Assignment Agreement” has the meaning set forth in Section 12.1(b). “Atlantic” means Atlantic Asset Securitization LLC, a Delaware limited liability company.

“Authorized Officer” means, with respect to any Person, its president, company controller, treasurer or chief financial officer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.) and any successor statute thereto.

“Basel III” means the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory  Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time).

“Blocked Sweep Account” means account no. 81884-16729 in the Collection

Agent’s name at Bank of America, N.A., in Chicago, Illinois.

“Borrower(s)” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve, plus the Self-Pay Borrowing Base as of the last day of the period covered by the most recent Monthly Report.

hereunder.

“Borrowing Date” means a Business Day on which an Advance is made

“Borrowing Notice” has the meaning set forth in Section 1.2.

“Broken Funding  Costs” means for any CP Rate Loan or LIBO Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrowers (or the Collection Agent on their behalf) with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (d) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Lender

Period ending on such Cut-Off Date, by (ii) the aggregate Net Eligible Billings generated by the Originators during the Calculation Period immediately prior to the Calculation Period ending on such Cut-Off Date.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:

(a)       the sum of (i) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

(b)the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Drawing Date” has the meaning set forth in Section 1.10(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody’s.

“Eligible Investments” means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Administrative Agent, negotiable instruments or securities represented by instruments in bearer or registered form registered in the name of the Administrative Agent or its nominee which evidence:

(a)       readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

if either:

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Agreements.

“Executive   Officer”   has   the   meaning   provided   in   the   Receivables   Sale

“Facility Account” means the Collection Agent’s  account  no.  81889-03045 (ABA no. 026-009-593, ref: Commercial Paper Proceeds) at Bank of America, N.A., in Chicago, Illinois.

“Facility Termination Date” means the earlier of (i) December 21, 2018 and (ii)

the Amortization Date.

“Federal Funds Effective Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor,

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the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective

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Co-Agent; provided that no such period shall exceed one month and, in the absence of such selection by the applicable Co-Agent, such Interest Periods for such Loan shall be the Calculation Periods.

In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date.   The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

“Interest Rate” means, with respect to each Loan of the Liquidity Banks or any other Loan being funded or maintained by a Lender other than through the issuance of Commercial Paper, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

“Laws” means, collectively, all common  law  and all international,  foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any governmental authority charged with the enforcement thereof.

“LC Bank” has the meaning set forth in the preamble to this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrative Agent (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrative Agent.

“LC Participant” means each Person listed as such (and its respective Commitment) for each Lender Group as set forth on the signature pages of this Agreement or in any Assignment Agreement pursuant to which it became a party hereto.

“LC Participation Amount” means, at any  time, the excess, if any, of (a) aggregate face amount of the outstanding Letters of Credit at such time over (b) the amount of any drawings made under such Letters of Credit.

“LCR Security” means any commercial paper or security (other than equity securities issued to the Performance Guarantor or any Originator that is a consolidated subsidiary of the Performance Guarantor under GAAP) within the meaning of Paragraph

.32(e)(viii) of

the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

LC Bank.

“Lender” means each Conduit, each Liquidity Bank, each LC Participant and the

“Lender Group” means, (A) with respect to any Conduit, (i) such Conduit, (ii) its Liquidity Bank(s), (iii) its Co-Agent and (iv) it’s LC Participant(s), (B) with respect to PNC, PNC as (i) a Liquidity Bank, (ii) a Co-Agent, (iii) an LC Participant, (iv) the LC Bank and (v) the Administrative Agent and (C) with respect to SunTrust, (i) SunTrust as a Liquidity Bank, (ii) STRH as its Co-Agent and (iii) SunTrust as an LC Participant.

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limit shall be determined according to public debt rating of such Obligor based the following table:

S&P Rating	Moody’s Rating	Allowable % of the Eligible Receivables and Eligible Participation Interests, in the aggregate
A-1+ or at least AA-	P-1 or at least A2	10.00%
A-1 or at least A	P-1 or at least A2	8.00%
A-2 or at least A-	P-2 or at least Baa1	6.00%
A-3 or at least BBB-	P-3 or at least Baa3	5.00%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3.85%

; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, (iii) if an Obligor has an A.M. Best Financial Strength Rating of “A” or better, the applicable concentration limit for such Obligor shall be 10%, notwithstanding the S&P Rating or the Moody’s Rating, (iv) if any Obligor has no short-term unsecured rating from either S&P or Moody’s, but has a long-term rating from S&P or Moody’s, then such long-term ratings shall be used as set forth in the above chart in lieu of short-term ratings, subject to the foregoing and (v) subject to rating agency approval and/or an increase in the Required Reserve Factor Floor, upon request of the Collection Agent, on behalf of Borrowers, from time to time, the Administrative Agent and the Lenders may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates, in the aggregate, as set forth on Schedule D   hereto, or as the Administrative Agent may otherwise designate from time to time (each such higher percentage, a “Special Obligor Concentration Limit”), it being understood that any Special Obligor Concentration Limit may be cancelled upon not less than five (5) Business Days’ written notice by the Administrative Agent to the Collection Agent, on behalf of Borrowers.

“Order” has the meaning set forth in Section 1.16.

“Original Agreement” has the meaning set forth in the recitals to this Agreement. “Originator” means each of Aiken  Regional  Medical  Centers,  Inc.,  District

Hospital Partners, L.P., Fort Duncan Medical Center, L.P., Lancaster Hospital Corporation, Laredo Regional Medical Center, L.P., Manatee Memorial Hospital, L.P., McAllen Hospitals, L.P., Northwest Texas Healthcare System, Inc., Sparks Family  Hospital, Inc., Summerlin Hospital Medical Center LLC, Temecula Valley Hospital, Inc., UHS of Texoma, Inc., UHS of Oklahoma, ~~Inc.~~LLC, UHS-Corona, Inc., Universal Health Services of Rancho Springs, Inc., Valley Health System LLC and Wellington Regional Medical Center, ~~Incorporated~~LLC.

“Outstanding Balance” means at any time (i) with respect to any Private

Receivable, the then outstanding principal balance thereof after giving effect to the Initial

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company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“SunTrust” has the meaning set forth in the preamble to this Agreement.

“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

Agreements.

“Termination Date” has the meaning set forth in the Receivables Sale

“TPF” has the meaning set forth in the preamble to this Agreement.

“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice,   each   Receivables   Sale   Agreement,   each   Collection   Account   Agreement,   each Performance Undertaking, the Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreements) and all other instruments, documents and agreements executed and delivered in connection herewith.

Agreements.

“Transferred Assets” has the meaning set forth in the Receivables Sale

“TRICARE” has the meaning provided in the Receivables Sale Agreements.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“UHS of Delaware” has the meaning set forth in the preamble to this Agreement.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“VFCC” has the meaning set forth in the preamble to this Agreement. “Victory” has the meaning set forth in the preamble to this Agreement. “Wells” has the meaning set forth in the preamble to this Agreement.

“Wells Assignment” has the meaning set forth in the recitals to this Agreement.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the

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most recent 12 Calculation Periods and the denominator of which is 360.

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SCHEDULE A COMMITMENTS

VICTORY’S LENDER GROUP	COMMITMENT
Lender Group Commitment	$~~95,000,000~~104,500,000
BTMU’s Commitment as a Liquidity Bank	$~~95,000,000~~104,500,000
BTMU’s Commitment as an LC Participant	$~~95,000,000~~104,500,000

SUNTRUST’S LENDER GROUP	COMMITMENT
Lender Group Commitment	$~~100,000,000~~110,000,000
SunTrust’s Commitment as a Liquidity Bank	$~~100,000,000~~110,000,000
SunTrust’s Commitment as an LC Participant	$~~100,000,000~~110,000,000

PNC’S LENDER GROUP	COMMITMENT
Lender Group Commitment	$~~115,000,000~~126,500,000
PNC’s Commitment as a Liquidity Bank	$~~115,000,000~~126,500,000
PNC’s Commitment as an LC Participant	$~~115,000,000~~126,500,000

ATLANTIC’S LENDER GROUP	COMMITMENT
Lender Group Commitment	$~~90,000,000~~99,000,000
CACIB’s Commitment as a Liquidity Bank	$~~90,000,000~~99,000,000
CACIB’s Commitment as an LC Participant	$~~90,000,000~~99,000,000

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SCHEDULE D

SPECIAL OBLIGOR CONCENTRATION LIMIT

In addition to the other Obligor Concentration Limits specified in the Agreement:

(a)       All   Private   Receivables   owed   by   members   of   the   BlueCross BlueShield Association shall be subject to a Special Concentration Limit of 15% of the Eligible Receivables and Eligible Participation Interests, in the aggregate; provided, however, that (i) the aggregate outstanding balance of such Private Receivables originated by facilities located in the State of Nevada shall be subject to  a state sub-limit of 10% of the Eligible Receivables and Eligible Participation Interests, in the aggregate, and (ii) the aggregate outstanding balance of such receivables originated by facilities located within any other state (or District of Columbia), shall be subject to a state sub-limit of 5% of the Eligible Receivables and Eligible Participation Interests, in the aggregate; and

(b)       The combined company that was formed by the merger of Sierra Health   Services,   Inc.   with   United   HealthCare   Services,   Inc.   (the   “Combined Company”) and its Affiliates will have a Special Concentration Limit of ~~15.0~~18.0% of the Eligible Receivables and Eligible Participation Interests, in the aggregate, unless and until cancelled  upon not less than five (5) Business Days’ written notice by the Administrative   Agent   to Borrowers   after   the occurrence   of a United HealthCare Credit Event, provided the Required Reserve Factor Floor is adjusted (if applicable) based on the Combined Company’s actual debt ratings at that time.

As used in this Schedule D, the following terms have the following meanings:

“United HealthCare Credit Event” means the occurrence of either (i) any material adverse effect on the business, operations, financial condition or assets of the Combined Company and its Affiliates, taken as a whole or (ii) any of the public debt ratings of the Combined Company or any of its Affiliates are downgraded or withdrawn.

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EXHIBIT B

CLOSING MEMORANDUM

Exhibit B

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